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                                                              Exhibit 99.B(d)(2)

                                   SCHEDULE B
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JUNE 14, 1996
                          AS AMENDED DECEMBER 10, 2003
                                     BETWEEN
                       SEI INSTITUTIONAL INVESTMENTS TRUST
                                       AND
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                (FORMERLY, SEI FINANCIAL MANAGEMENT CORPORATION)

This Schedule B supercedes Schedule A to the Investment Advisory Agreement between SEI Institutional Investments Trust and SEI Financial Management Corporation (now SEI Investments Management Corporation) dated June 14, 1996.

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

Large Cap Fund                                0.40%
Large Cap Value Fund                          0.35%
Large Cap Growth Fund                         0.40%
Large Cap Index Fund                          0.17%
Large Cap Value Index Fund                    0.17%
Large Cap Growth Index Fund                   0.17%
Small Cap Fund                                0.65%
International Equity Fund                    0.505%
Emerging Markets Equity Fund                  1.05%
Core Fixed Income Fund                        0.30%
High Yield Bond Fund                        0.4875%
International Fixed Income Fund               0.45%
Large Cap Disciplined Equity Fund             0.40%
Small/Mid Cap Equity Fund                     0.65%
Long Duration Bond Fund                       0.30%
Extended Duration Bond Fund                   0.30%